UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2017

POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota (State of Incorporation)	1-11411 (Commission File Number)	41-1790959 (I.R.S. Employer Identification No.)

2100 Highway 55
 Medina, Minnesota 55340
 (Address of principal executive offices)
 (Zip Code)

(763) 542-0500
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03                          Material Modification to Rights of Security Holders.

On April 10, 2017, the Board of Directors of Polaris Industries Inc. (the “Company”) approved an amendment (the “Amendment”) to the Amended and Restated Rights Agreement dated April 29, 2010 between the Company and Wells Fargo Bank, National Association, as rights agent (the “Rights Agreement”).  The Amendment was approved as part of the Board’s ongoing review of its corporate governance practices and input from shareholders on this topic.

The Amendment will change the final expiration date of the Rights Agreement from April 29, 2020 to April 14, 2017.  Accordingly, the Rights will expire at the close of business on April 14, 2017, and the Rights Agreement will be terminated with no further force and effect.  The Rights will be de-listed from the New York Stock Exchange and de-registered under the Securities Exchange Act of 1934, as amended.

Item 9.01                          Financial Statements and Exhibits.

(d)            Exhibits

4.1	Amendment to Amended and Restated Rights Agreement, dated as of April 10, 2017, by and between the Company and Wells Fargo Bank Minnesota, N.A., as Rights Agent.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 10, 2017

POLARIS INDUSTRIES INC.

/s/ Michael T. Speetzen
Michael T. Speetzen
Executive Vice President – Finance and
Chief Financial Officer of Polaris Industries Inc.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment to Amended and Restated Rights Agreement, dated as of April 10, 2017, by and between the Company and Wells Fargo Bank Minnesota, N.A., as Rights Agent.

3